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Exhibit 10.16

Form of Amendment to Outstanding Option Agreements of Non-Employee Directors
                                 _______________, 1997

[Recipient Name]
[Address]
[City, State, Zip Code]

     Re: Stock Option Agreement with Louis Dreyfus Natural Gas Corp. dated
         __________ Providing for the Right to Purchase _____ Shares of Common Stock at an Exercise Price of $__________ per Share

Dear [Recipient]:

    This letter is to inform you that the Stock Option Plan (the "Plan") of Louis Dreyfus Natural Gas Corp. (the "Company") has been amended and restated among other things to modify the procedures applicable to elections by optionees to pay the exercise price of options and to satisfy tax withholding obligations by tender of shares of the Company already owned by the optionee. In certain circumstances, as set forth below, the prior consent of the Committee will no longer be required in connection with such elections.

    You are the holder of the above captioned Stock Option Agreement evidencing non-qualified stock options granted under the Plan (the "Stock Option Agreement"). The Company proposes to amend the Stock Option Agreement in a manner consistent with the amended and restated Plan as follows:

    Section 7 of the Stock Option Agreement is hereby amended to read in its entirety as follows:

         "7. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole or in part, by written notification to the Company accompanied by cash or a certified check for the aggregate purchase price of the number of shares being purchased, or upon exercise of the Option, the Optionee shall be entitled, without the requirement of further approval or other action by the Committee, to pay for the shares (i) by tendering stock of the Company that has been owned by the Optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as defined below) on the date immediately preceding the date of exercise or (ii) with a combination of cash and stock that has been owned by the Optionee for at least six (6) months as provided above.

         In addition, upon exercise of the Option, the Optionee may, WITH THE PRIOR APPROVAL OF THE COMMITTEE, pay for the shares (a) by tendering stock of the Company already owned by the Optionee but that has NOT been held by the Optionee for at least six (6) months with such stock to be valued at the Fair Market Value (as defined below) on the date immediately preceding the date of exercise, (b) surrendering a portion of the Option with such surrendered portion to be valued based on the difference between the Fair Market Value (as defined below) of the shares surrendered on the date immediately preceding the date of exercise and the aggregate option purchase price of the shares surrendered ("Surrender Value"), or (c) with a combination of cash, stock of the Company that has NOT been held by the Optionee for at least six (6) months or surrender of options.

         The Committee may also permit the Optionee simultaneously to exercise the Option and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advanced by the Committee, and use the proceeds from such sale as payment of the purchase price of the shares being acquired upon exercise of the Option.

         Notwithstanding any provision hereof, the obligation of the Company to sell and deliver shares under the Option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required. The Optionee shall not exercise any portion of the Option and the Company will not be obligated to issue any shares under the Option if

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    the exercise thereof or if the issuance of the shares shall constitute a violation by the Optionee or the Company of any applicable law or regulation. The Company may require as a condition to the issuance of any shares of Common Stock upon exercise of the Option that the Optionee remit an amount sufficient, in the Company's opinion, to satisfy all FICA, federal, state or other withholding tax requirements related to the exercise of the Option. The Optionee shall be entitled, without the requirement of further approval or other action by the Committee, to satisfy such obligation in whole or in part (i) by tendering stock of the Company already owned by the Optionee with such stock to be valued at the Fair Market Value (as defined below) on the date immediately preceding the date of exercise of the Option, (ii) by surrendering a portion of the Option with such surrendered Option covering shares having a Surrender Value equal to the amount of such requirement, or (iii) by a combination of cash, stock of the Company or surrender of a portion of the Option."

    If the foregoing amendment is acceptable to you, please do indicate by signing and returning one (1) copy of the letter, retaining one copy for your records, whereupon this letter will constitute an amendment to the Stock Option Agreement. All other provisions of the Stock Option Agreement shall remain in full force and effect.


                                       Sincerely,

                                       LOUIS DREYFUS NATURAL GAS CORP.

                                       By:

                                          -----------------------------------

                                          ------------------ ,  -------------

Agreed to and accepted as of
the date first written above.

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       (Signature)

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       (Print Name)